SUB-ITEM 77H

As of December 31, 2014, the following entity no longer owned 25% or more of the voting securities of the Fund:

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|FUND                    |ENTITY                 |
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|MFS Research Bond Series|Hartford Life & Annuity|
|                        |Insurance Company      |
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..